UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 2, 2006	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

132 West 31st Street
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 2, 2006, Moritz Wuttke resigned from the Board of Directors of 24/7 Real Media, Inc.

Effective May 2, 2006, the Board of Directors of the Company appointed Brian Silva to fill the vacancy created by the retirement of Mr. Wuttke.  The Board determined that Mr. Silva is an independent director and also appointed him as a member of the Compensation Committee and the Nominating Committee.  Mr. Silva was appointed as a Class II director, whose term will expire at the 2006 annual meeting of stockholders.  Arnie Semsky, a current director, was appointed to fill the vacancy on the Audit Committee.

Mr. Silva is the Senior Vice President of Human Resources at Gentiva Health Services, Inc. and was Senior Vice President - Human Resources & Administration and Corporate Secretary for Linens N Things, Inc.  Mr. Silva serves on the Dean’s Advisory Board of St. John’s University and is an adjunct professor of Human Resources at New York Institute of Technology Graduate School of Education.  Mr. Silva received a Bachelor of Arts degree from St. John’s University, a Master of Science degree from Columbia University in Organization Psychology and a Master of Arts degree in Human Resources Management and Labor Relations from New York Institute of Technology.

Item 8.01 Other Events.

On May 5, 2006, David J. Moore, Chairman and Chief Executive Officer, and Jonathan K. Hsu, Executive Vice President and Chief Financial Officer, of 24/7 Real Media, Inc. (the “Company”), each adopted a Rule 10b5-1 trading plan (the “Plan”) with a broker. Each Plan specifies the number of shares of the Company’s common stock that may be sold and the market prices at which the sales should occur, subject to the terms and conditions of such Plan.  Each of Mr. Moore and Mr. Hsu entered into his Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to Mr. Moore’s Plan, the brokerage firm may sell up to 360,000 shares of the Company’s common stock over the next two years, or 15,000 shares a month.  Mr. Moore will not have control over the timing of stock sales under his Plan.

Pursuant to Mr. Hsu’s Plan, the brokerage firm may exercise the employee stock options specified in his Plan and sell up to 325,000 shares of the Company’s common stock between now and April 2007.  Mr. Hsu will not have control over the timing of option exercises or stock sales under his Plan.

Each of Mr. Moore and Mr. Hsu will report any transactions under his Plan through appropriate filings with the Securities and Exchange Commission.

Each Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: May 8, 2006	By:	/s/ Mark E. Moran
Mark E. Moran
Executive Vice President and General Counsel